UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2008

EXPRESSJET HOLDINGS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31300 (Commission File Number)	76-0517977 (IRS Employer Identification No.)

700 North Sam Houston Parkway West, Suite 200 Houston, Texas (Address of principal executive offices)		77067 (Zip Code)

832-353-1000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01	Other Events

On April 25, 2008, ExpressJet Holdings, Inc. announced that a Special Committee composed of independent outside members of its Board of Directors has unanimously rejected a proposal from SkyWest, Inc. to acquire the Company for $3.50 per share in cash.  The proposal letter received from SkyWest is attached as Exhibit 99.2 hereto.  In connection with the SkyWest proposal, Continental Airlines, Inc. delivered a letter to the company, attached as Exhibit 99.3 hereto.  The Special Committee has commenced a full review of the company’s strategic and operational alternatives with the assistance of its financial and legal advisors.

In connection with the foregoing, the company issued a press release which is attached as Exhibit 99.1 hereto.

9.01	Financial Statements and Exhibits
(d)	Exhibits
99.1 Press Release dated April 25, 2008. 99.2 Letter dated April 7, 2008, from SkyWest, Inc. 99.3 Letter dated April 7, 2008, from Continental Airlines, Inc.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESSJET HOLDINGS, INC. (Registrant)
Date: April 25, 2008	/s/ Scott R. Peterson
Scott R. Peterson Vice President

EXHIBIT INDEX

99.1	Press Release
99.2	Letter dated April 7, 2008, from SkyWest, Inc.
99.3	Letter dated April 7, 2008, from Continental Airlines, Inc.